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                              SEPARATION AGREEMENT

     This Agreement (the "Agreement") is entered into this 9th day of March, 2001 by and between Norbert J. Treonis ("Treonis") and Inland Real Estate Corporation, a Maryland Corporation (the "Company").

                                    RECITALS

     A. Treonis has served as the Company's President and Chief Executive Officer pursuant to a written employment agreement dated as of July 1, 2000 (the "Old Agreement").

     B. On or about December 14, 2000 the July 1, 2000 employment agreement was terminated and a new employment agreement executed between the Company and Treonis (the "New Agreement").

     C. Treonis has served as the Company's President and Chief Executive Officer since July 1, 2000.

     D. Treonis has offered to resign that position and the Company has agreed to accept that resignation subject to the mutually agreed upon conditions contained herein.

     E. Treonis and the Company have entered into this Agreement to settle all potential disputes and resolve all questions between them with respect to the rights and obligations of both parties.

     NOW THEREFORE, for good and valuable consideration, receipt of which is hereby acknowledged, the parties hereby agree as follows:

     1. Concurrent with execution of this Agreement, Treonis shall submit a letter of resignation from his positions as President, Chief Executive Officer and a Director of the Company in the form attached as Exhibit A.

     2. The Company will pay Treonis the amount of $34,801.92. Treonis and the Company agree that the payment includes no amount attributable to any Initial Restricted Shares or Long-term Grant Restricted Shares as defined under the terms of the New Agreement and such shares are forfeited. Treonis and the Company agree that the issuance of any shares of stock of the Company to Treonis be and are hereby cancelled and Treonis hereby assigns to the Company any rights which he may have to any such shares and any certificates representing any such shares. Treonis will execute any documents requested by the Company to effect any transfer, including but not limited to, appropriate stock powers, all duly endorsed in blank. Treonis represents and warrants that he has not transferred, pledged, assigned, sold, or otherwise conveyed the shares or any interest in the shares.

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     3. The company releases Treonis from all claims, actions, allegations, causes of action, demands, defenses, counterclaims, setoffs, judgments, liabilities, rights or declarations whatsoever, whether in law or in equity, belonging to the Company which have arisen, could have arisen, arise now or may hereafter arise by reason of any matter, cause or thing whatsoever, on or at any time prior to the date hereof, whether known or unknown, whether liquidated or unliquidated and whether or not brought in any court or forum whatsoever and which relates to or arises from execution of the New Agreement, excepting only claims brought to enforce this Agreement.

     4. Treonis releases the Company, its officers, agents, directors and shareholders from all claims, actions, allegations, causes of action, demands, defenses, counterclaims, setoffs, judgments, liabilities, rights or declarations whatsoever, whether in law or equity, belonging to Treonis which have arisen, could have arisen, arise now or may hereafter arise by reason of any matter, cause or thing whatsoever, on or at any time prior to the date hereof, whether known or unknown, whether liquidated or unliquidated and whether or not brought in any court or forum whatsoever and which relates to or arises from execution of the New Agreement, excepting only claims brought to enforce this Agreement or any claim for indemnification arising from his employment to the extent the right to indemnification is contained in the Company's Bylaws.

     5. This Agreement is not intended to constitute and should not be construed as constituting an admission of fault, wrong doing or liability by any party relating to an employment agreement between Treonis and this Company, provided, further, that nothing in this Agreement shall be construed as a ratification, waiver or admission as to the validity of the New Agreement by either party.

     6. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes, vacates and terminates any previous agreement between Treonis and the Company regarding the terms and condition of his employment or compensation.

     7. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original and all such counterparts shall constitute but one instrument.

     8. This Agreement shall be governed and controlled as to validity, enforcement, interpretation, construction, effect and in all other respects by the internal laws, but not the laws of conflict, of the State of Illinois applicable to contracts made in that state.


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     IN WITNESS WHEREOF, the parties have hereto executed this Agreement as of the date first above written.

NORBERT J. TREONIS                         INLAND REAL ESTATE CORPORATION




/s/ Norbert J. Treonis                     By: /s/ Robert D. Parks
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                                           Its: Chairman
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